CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 7, 2002, accompanying the consolidated financial statements and schedules included in the Annual Report of Countrywide Credit Industries, Inc. on Form 10-K for the ten-month fiscal period ended December 31, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statements of Countrywide Credit Industries, Inc. on Form S-3 (File No. 333-06473, effective June 21, 1996; File Nos. 33-59559 and 33-59559-01, effective June 26, 1995 and as amended on March 26, 1997; File Nos. 333-3835 and 333-3835-01, effective August 2, 1996 and as amended on March 26, 1997; File Nos. 333-14111, 333-14111-01, 333-14111-02, and 333-14111-03, effective December 10, 1996; File Nos. 333-31529 and 333-31529-01, effective August 12, 1997; File Nos. 333-58125 and 333-58125-01, effective July 16, 1998; File Nos. 333-66467 and 333-66467-01, effective November 10, 1998; File Nos. 333-82583 and 333-82583-01, effective June 8, 2000; File Nos. 333-55536 and 333-55536-01, effective March 13, 2001; File Nos. 333-59614 and 333-59614-01, effective August 16, 2001; File No. 333-72484, effective November 15, 2001; and File Nos. 333-74042, 333-74042-01, 333-74042-02 and 333-74042-03, effective December 4, 2001) and on Form S-8 (File No. 33-9231, effective October 20, 1986, as amended on February 19, 1987, and as amended on December 20, 1988; File No. 33-17271, effective December 20, 1987; File No. 33-42625, effective September 6, 1991; File No. 33-56168, effective December 22, 1992; File No. 33-69498, effective September 28, 1993; and as supplemented on September 28, 1996; File No. 333-66095, effective October 23, 1998; File No. 333-73089, effective March 1, 1999; File No. 333-87417, effective September 20, 1999; File No. 333-47096, effective October 2, 2000; File No. 333-47128, effective October 2, 2000; and File No. 333-75990, effective December 27, 2001) and on Form S-4 (File No. 333-37047, effective November 19, 1997).

/s/ GRANT THORNTON LLP

Los Angeles, California
March 7, 2002